EXHIBIT 10.12

Schedule Prepared in Accordance with Instruction 2 to Item 601 of Regulation S-K

The Security Agreement dated November 16, 2007, among Voyant International Corporation, RocketStream Holding Corporation and RocketStream, Inc. and J & N Invest, LLC is substantially identical in all material respects to the Security Agreement dated August 9, 2007, among Voyant International Corporation, RocketStream Holding Corporation and RocketStream, Inc. and Congregation Ahavas Tzedokah Vechesed, Inc. (filed as Exhibit 10.3 to the Registrant’s Quarterly Report on Form 10-QSB for the period ended September 30, 2007 and incorporated herein by reference) except as to the secured party and the obligations secured.

Secured Party	Obligations Secured
J & N Invest, LLC	Obligations arising under the Senior Secured Note, dated November 16, 2007, by Voyant International Corporation, and related loan documents